UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2014

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lucas Way, Hampton, Virginia 23666

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 766-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 7, 2014, Measurement Specialties, Inc. (the “Company”) confirmed that in reaction to the announcement of the proposed merger with TE Connectivity Ltd. (“TE”) and for the past week, employees at the Company’s Shenzhen, China, facility have been engaged in work stoppages and work slow-downs. The Company has been in discussion with employees and their representatives, and has reached an agreement with approximately 80% of the workforce today and expects them to return to work promptly. The Company plans to resume limited production Tuesday, and expects to rehire and retrain workers to replace those who have not returned in order to resume full production.

The Company manufactures a significant portion of its non-temperature sensor products at this facility. The Company cannot predict when the matter will be fully resolved, and the lost production from work stoppage and limited production could have an impact on the Company’s ability to deliver certain products to its customers in the near term.

The Company does not expect the work stoppage to impact its proposed transaction with TE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
July 7, 2014	By:	/s/ Mark Thomson
		Name:	Mark Thomson
		Title:	Chief Financial Officer